UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 20, 2024, Blair Funding LLC (“Blair Funding”), a wholly-owned subsidiary of FS Credit Opportunities Corp. (the “Company”), entered into Amendment No. 2 to Credit and Security Agreement (the “Second Amendment”), which amends the previously disclosed Credit and Security Agreement, dated as of December 16, 2020, by and among Blair Funding, as borrower, Barclays Bank PLC, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, collateral administrator and securities administrator, and the lenders party thereto.

The Second Amendment, among other things, (i) extends the stated maturity date of the facility to December 15, 2026 (from December 15, 2024), (ii) reduces the margin applicable to advances on the facility to (i) to the extent the Company is rated “A3” or higher by Moody’s Investors Services, Inc., 2.15% per annum (from 2.65% per annum), or (ii) otherwise, 3.05% per annum (from 3.55% per annum), (iii) reduces the unused fee applicable to unused commitments under the facility to 0.35% per annum (from 0.55% per annum), and (iv) extends the period in which the spread make-whole fee will be payable on certain reductions or terminations of the commitments to September 20, 2025 (from December 16, 2022).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2024	FS KKR CAPITAL CORP.

	By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: General Counsel